Exhibit 4.1

EXECUTION VERSION

BEACON ROOFING SUPPLY, INC.

AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

6.375% Senior Notes due 2023

INDENTURE

Dated as of October 1, 2015

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310(a)(1)		7.10
(a)(2)		7.10
(a)(3)		N.A.
(a)(4)		N.A.
(a)(5)		7.10
(b)		7.08; 7.10
311(a)		7.11
(b)		7.11
312(a)		2.05
(b)		11.03
(c)		11.03
313(a)		7.06
(b)(1)		7.06
(b)(2)		7.06
(c)		11.02
(d)		7.06
314(a)		4.02; 4.09
(b)		N.A.
(c)(1)		11.04
(c)(2)		11.04
(c)(3)		N.A.
(d)		N.A.
(e)		11.05
(f)		N.A.
315(a)		7.01
(b)		7.05
(c)		7.01
(d)		7.01
(e)		6.11
316(a)(1)(A)		6.05
(a)(1)(B)		6.04
(a)(2)		N.A.
(b)		6.07
(c)		9.04
317(a)(1)		6.08
(a)(2)		6.09
(b)		2.04
318(a)		11.01

	N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

Appendix A	-	Provisions Relating to Initial Securities and Exchange Securities
Exhibit A	-	Form of Initial Security
Exhibit B	-	Form of Exchange Security
Exhibit C	-	Form of Supplemental Indenture
Exhibit D	-	Form of Transferee Letter of Representation

INDENTURE dated as of October 1, 2015, among BEACON ROOFING SUPPLY, INC., a Delaware corporation (the “Company”), each SUBSIDIARY GUARANTOR from time to time party hereto (collectively, the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) the Company’s 6.375% Senior Notes due 2023 issued on the date hereof (the “Original Securities”), (b) any Additional Securities (as defined herein) that may be issued after the Issue Date (as defined herein) (all such Securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued pursuant to a Registration Rights Agreement (as defined herein), the Company’s 6.375% Senior Notes due 2023 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”).

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

“Additional Assets” means:

(i) any property or assets that replace the property or assets that are the subject of an Asset Disposition;

(ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business, and any capital expenditures in respect of any property or assets already so used;

(iii) the Capital Stock of any Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(iv) the Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Securities” means 6.375% Senior Notes due 2023 issued under the terms of this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03 (it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued in a Registered Exchange Offer pursuant to a Registration Rights Agreement).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Security on October 1, 2018 (such redemption price being that described in the second paragraph of Section 5 of the Securities) plus (2) all required remaining scheduled interest payments due on such Security through October 1, 2018 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Asset Disposition” means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than:

(i) a disposition to the Company or a Restricted Subsidiary;

(ii) a disposition in the ordinary course of business (including a disposition of obsolete, worn-out, damaged or surplus property or other assets no longer used or usable in the business of the Company or any of its Restricted Subsidiaries);

(iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments;

(iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

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(v) any Restricted Payment Transaction;

(vi) when used with respect to the Company, a disposition that is governed by Article 5;

(vii) any Financing Disposition;

(viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business;

(x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including any sale/leaseback transaction or asset securitization;

(xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $15 million;

(xv) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries taken as a whole;

(xvi) any license, sublicense or other grant of right-to-use of any trademark, copyright, patent or other intellectual property;

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(xvii) the granting of a Lien that is permitted under Section 4.11 and dispositions in connection with such Liens;

(xviii) any surrender or waiver of contract rights, or the settlement, release or surrender of contract rights or other litigation claims;

(xix) a disposition of any Hedging Obligation; or

(xx) leases, subleases, licenses or sublicenses of real or personal property granted by the Company or any of its Restricted Subsidiaries to other Persons in the ordinary course of business.

“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide (i) treasury services, (ii) credit or debit card (including non-card electronic payables), merchant card, purchasing card or stored value card services (including the processing of payments and other administrative services with respect thereto), (iii) cash management services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (iv) other banking products or services as may be requested by the Company or any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (i) through (iii) of this definition).

“Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Bankruptcy Law” means Title 11, United States Code, or any similar foreign, Federal or state law for the relief of debtors.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Borrowing Base” means the sum of:

(i)         80.0% of the book value of Inventory of the Company and its Restricted Subsidiaries;

(ii)        85.0% of the book value of Receivables of the Company and its Restricted Subsidiaries; and

(iii)       cash, Cash Equivalents and Temporary Cash Investments of the Company and its Restricted Subsidiaries;

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in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis, including (A) any property or assets of a type described in clauses (i) through (iii) of this definition acquired since the end of such fiscal month and (B) any property or assets of a type described in clauses (i) through (iii) of this definition being acquired in connection therewith). The Borrowing Base, as of any date of determination, shall not include Inventory the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to Section 4.03(b)(iv) to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such Section (on a pro forma basis after giving effect to any Incurrence of Indebtedness and the application of proceeds therefrom).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable or exercisable for, such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means any of the following:

(i)	money;

(ii)	securities issued or fully guaranteed or insured by the United States of America or a member state of the European Union or any agency or instrumentality of any thereof;

(iii)	readily-marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and which (I) has a long term rating of at least “AAA,” “AA+,” “AA” or “AA-” from S&P or at least “Aaa,” “Aa1,” “Aa2” or “Aa3” from Moody’s or (II) has a short term rating of at least “A-1” from S&P or at least “P-1” from Moody’s (or, in either case, if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

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(iv)	time deposits, certificates of deposit or bankers’ acceptances of (A) any bank or other institutional lender under any Senior Credit Facility or any Affiliate thereof or (B) any commercial bank having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(v)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) of this definition entered into with any financial institution meeting the qualifications specified in clause (iv) of this definition;

(vi) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(vii) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended from time to time;

(viii) investments similar to any of the foregoing clauses (i) through (vii) denominated in foreign currencies approved by the Board of Directors; and

(ix) solely with respect to any Captive Insurance Subsidiary, any investment that Person is permitted to make in accordance with applicable law.

“CD&R” means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Investment Agreement” means the Investment Agreement, dated as July 27, 2015, between the Company and CD&R Roadhouse Holdings, L.P., as the same may be amended, supplemented, waived or otherwise modified from time to time.

“CD&R Investor Sub” means CDRR Investors, Inc., a Delaware corporation, and any successor in interest thereto.

“CD&R Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company and CD&R Roadhouse Holdings, L.P., as the same may be amended, supplemented, waived or otherwise modified from time to time.

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“Change of Control” means the occurrence of any of the following:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company; or

(ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person and any “person” or “group” (as defined in clause (i) of this definition) is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commodities Agreement” means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Company” means the party named as such in the Preamble hereto, and any successor in interest thereto.

“Company Order” means a written request in the name of the Company delivered to the Trustee and signed by an Officer.

“Consolidated Coverage Ratio,” as of any date of determination, means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each of the foregoing clauses (i) and (ii), determined for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Mergers as if they had occurred at the beginning of such four-quarter period); provided that:

(A) if, since the beginning of such period, the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

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(B) if, since the beginning of such period, the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

(C) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (x) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including through the assumption of such Indebtedness by another Person) plus (y) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(D) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

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(E) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (B), (C) or (D) of this definition if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period;

provided that (in the event that the Company shall classify Indebtedness Incurred on the date of determination as Incurred in part under Section 4.03(a) and in part under Section 4.03(b), as provided in Section 4.03(c)(iii)) any such pro forma calculation of Consolidated Interest Expense shall not give effect to any such Incurrence of Indebtedness on the date of determination pursuant to Section 4.03(b) or to any Discharge of Indebtedness from the proceeds of any such Incurrence pursuant to Section 4.03(b).

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Company to be taken no later than 12 months after the date of determination. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

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“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus (i) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (A) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any); (B) Consolidated Interest Expense and any Special Purpose Financing Fees; (C) depreciation; (D) amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs); (E) any noncash charge, write-down, expense or loss; (F) any expenses or charges related to any Equity Offering, Indebtedness or Investment, in each case as permitted by this Indenture (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Company or its Restricted Subsidiaries); (G) the amount of any loss attributable to non-controlling interests; (H) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments; (I) any board of directors fees, management, monitoring, consulting and advisory fees, indemnities and related expenses paid to any of CD&R and its Affiliates on or prior to the Issue Date; (J) the amount of any restructuring charge or reserve or non-recurring integration charges or reserves (including severance costs, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and Investments) and relocation costs); (K) the amount of any loss on sale of receivables and related assets in any Financing Disposition; (L) any costs or expense incurred by the Company or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock of the Company (other than Disqualified Stock); and (M) proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income); plus (ii) the amount of “run-rate” cost savings projected by the Company in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 24 months after the Issue Date, or 24 months after the consummation of any operational change, respectively, and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period; it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken), net of the amount of actual benefits realized during such period from such actions (which adjustments shall not be duplicative of pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio” or “Consolidated Secured Leverage Ratio”).

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including any such interest expense consisting of (A) interest expense attributable to Capitalized Lease Obligations, (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (D) noncash interest expense, (E) the interest portion of any deferred payment obligation and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) of this definition, amortization or write-off of financing costs, in each case under clauses (i) through (iii) of this definition as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

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“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that (A) the Company’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) of this definition) and (B) the Company’s or any Restricted Subsidiary’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person;

(ii) solely for purposes of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (A) restrictions that have been waived or otherwise released, (B) restrictions pursuant to the Securities or this Indenture and (C) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders than such restrictions in effect on the Issue Date as determined by the Company in good faith), except that (x) the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (ii)) and (y) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary;

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(iii) (A) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors) and (B) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Company or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations, including in each case any closure of any branch;

(iv) (A) any extraordinary, unusual or nonrecurring gain, loss or charge and (B) any fees, expenses and charges associated with the Transactions and any other acquisition, disposition, merger or consolidation;

(v) the cumulative effect of a change in accounting principles or a change as a result of the adoption or modification of accounting policies;

(vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(vii) any unrealized gains or losses in respect of Hedge Agreements;

(viii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(ix) any noncash compensation charge arising from any grant of stock, stock options or other equity-based awards, or any vesting or acceleration thereof;

(x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(xi) any noncash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other noncash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments);

(xii) expenses related to the conversion or modification of various employee benefit programs, and noncash compensation related expenses;

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(xiii) any fees, expenses, charges, premiums or other payments, or any amortization thereof, in connection with the incurrence of Indebtedness (including such fees, expenses or charges related to the offering and issuance of debt securities, the syndication and incurrence of any Credit Facilities), Equity Offerings, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Securities and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated;

(xiv) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount shall in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); and

(xv) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv)(A) of this definition in any determination thereof, the Company shall deliver an Officer’s Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of Section 4.04(a)(3)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under Sections 4.04(a)(3)(C) or 4.04(a)(3)(D).

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“Consolidated Secured Indebtedness” means, as of any date of determination, (i) an amount equal to the Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Section 4.03(b)(ix) and (B) cash, Cash Equivalents and Temporary Cash Investments held by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter ending prior to the date of such determination for which internal consolidated financial statements of the Company are available.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (ii) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available (determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Mergers as if they had occurred at the beginning of such four-quarter period); provided that:

(A) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(B) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(C) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (A) or (B) of this definition if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another authorized Officer of the Company; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Company to be taken no later than 12 months after the date of determination.

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“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which internal consolidated financial statements of the Company and its Restricted Subsidiaries are available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations).

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that “Consolidation” shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Facilities” means one or more of (i) the Senior Term Facility, (ii) the Senior ABL Facility and (iii) any other debt facilities or financing arrangements, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables or inventory financings (including through the sale of receivables or inventory to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or inventory or the creation of any Liens in respect of such receivables or inventory in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (A) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (B) adding Subsidiaries as additional borrowers or guarantors thereunder, (C) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (D) otherwise altering the terms and conditions thereof.

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“Credit Facility Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable under or in respect of any Credit Facility, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreements or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation.

“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition), in whole or in part, in each case on or prior to the date that is 91 days after the final Stated Maturity of the Securities; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

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“Equity Offering” means a sale of Capital Stock:

(i) that is a sale of Capital Stock of the Company (other than Disqualified Stock or sales to Subsidiaries of the Company or sales the proceeds of which constitute an Excluded Contribution); or

(ii) proceeds of which in an amount equal to or exceeding the amount used to redeem the Securities are contributed to the equity capital of the Company or any of its Restricted Subsidiaries (other than proceeds from a sale to Subsidiaries of Capital Stock of the Company or proceeds that constitute an Excluded Contribution).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Contribution” means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate and not previously included in the calculation set forth in Section 4.04(a)(3)(B)(x) for purposes of determining whether a Restricted Payment may be made.

“Fair Market Value” means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination shall be conclusive.

“Financing Disposition” means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

“Foreign Subsidiary” means (i) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary (including, for the avoidance of doubt, any Restricted Subsidiary of the Company which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America) and (ii) any Restricted Subsidiary of the Company that has no material assets other than equity securities of one or more Foreign Subsidiaries.

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“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and (ii) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedge Agreements” means, collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holder” means the Person in whose name a Security is registered in the Securities register.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

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“Incur” means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have correlative meanings; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock shall not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. Except as otherwise stated herein, committed amounts under any debt facility shall not be deemed Incurred except to the extent actually drawn thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)   the principal of indebtedness of such Person for borrowed money;

(ii)  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v) all Capitalized Lease Obligations of such Person;

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock);

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(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons;

(viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth in this definition or otherwise provided in this Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

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“Investment” in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, managers, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04 only, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Company) at the time of such transfer and (iii) for purposes of Section 4.04(a)(3)(C), the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Section 4.04(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.04(a).

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution, and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means October 1, 2015.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Advances” means (i) loans or advances made to directors, officers, employees or consultants of the Company or any Restricted Subsidiary (A) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (B) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or (C) in the ordinary course of business and (in the case of this clause (C)) not exceeding $5 million in the aggregate outstanding at any time or (ii) Management Guarantees.

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“Management Guarantees” means guarantees made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business or (ii) in the ordinary course of business and (in the case of clause (i) and clause (ii)) not exceeding $5 million in the aggregate outstanding at any time.

“Management Investors” means the existing and former officers, directors, employees and other members of the management of the Company or any of their respective Subsidiaries, or family members or relatives of any of the foregoing, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Restricted Subsidiary.

“Management Stock” means Capital Stock of the Company or any Restricted Subsidiary (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Merger Agreement” means the Agreement and Plan of Merger, dated as July 27, 2015, among CDRR Investors, Inc., the Company, Merger Sub I and Merger Sub II, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Merger Sub I” means Beacon Leadership Acquisition I, Inc., a Delaware corporation, and any successor in interest thereto.

“Merger Sub II” means Beacon Leadership Acquisition II, LLC, a Delaware limited liability company, and any successor in interest thereto.

“Mergers” means the merger of Merger Sub I with and into CD&R Investor Sub, with CD&R Investor Sub continuing as the surviving entity, followed by the merger of CD&R Investor Sub with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

“Minimum Denomination” means $2,000.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

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“Net Available Cash” from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 4.06, (ii) all payments made, and all installment payments required to be made, on any Indebtedness (A) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (B) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (A) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (B) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature, and all other amounts payable thereunder or in respect thereof.

“Offering Memorandum” means the Offering Memorandum dated as of September 24, 2015 related to the offer and sale of the Original Securities.

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“Officer” means, with respect to the Company or any other obligor upon the Securities, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (i) of such Person or (ii) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Securities, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

(i) a Restricted Subsidiary, the Company, or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated or dissolved into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

(iii) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 4.06;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding, workout, recapitalization or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or commitment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (A) as required by the terms of such Investment or commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (B) as otherwise permitted under this Indenture;

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(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 4.03;

(ix) (A) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.11 or (B) pre-paid expenses;

(x) (A) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (B) any promissory note issued by the Company;

(xi) the Securities;

(xii) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) as consideration;

(xiii) Management Advances;

(xiv) Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $75 million and 3.0% of Consolidated Total Assets;

(xv) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in Sections 4.07(b)(i), 4.07(b)(ii)(D), 4.07(b)(iii), 4.07(b)(v), 4.07(b)(vi) and 4.07(b)(ix));

(xvi) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Company or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(xvii) other Investments in an aggregate amount outstanding at any time not to exceed the greater of $75 million and 3.0% of Consolidated Total Assets; and

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(xviii) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans.

If any Investment pursuant to clause (xiv) or (xvii) of this definition, or Section 4.04(b)(v), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated or dissolved into, the Company or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of this definition, respectively, and not clause (xiv) or (xvii) of this definition, or Section 4.04(b)(v), as applicable.

“Permitted Liens” means:

(i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(ii) Liens with respect to carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(iii) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, deposits as security for contested taxes or import duties, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, or other Liens incidental to the use of real property, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

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(vi) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness (other than Indebtedness Incurred under Section 4.03(b)(i) and secured under clause (xviii) of this definition) so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(vii) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(viii) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 4.03;

(ix) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(x) leases, subleases, licenses or sublicenses to or from third parties;

(xi) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (A) Indebtedness Incurred pursuant to Section 4.03(b)(iv), 4.03(b)(v), 4.03(b)(vii) or 4.03(b)(viii), (B) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (limited, in the case of this clause (B), to Liens on any of the property and assets of any Restricted Subsidiary that is not a Subsidiary Guarantor), or (C) obligations in respect of Management Advances; in each case under the foregoing clauses (A) through (C) including Liens securing any Guarantee of any thereof;

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(xii) Liens existing on property, other assets or shares of Capital Stock of a Person (A) at the time such Person becomes a Subsidiary of the Company or (B) at the time the Company or any Restricted Subsidiary acquires such property, other assets or shares of Capital Stock, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that, in each case, such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary or such acquisition of such property, other assets or shares of Capital Stock, as the case may be, and that such Liens are limited to all or part of the same property, other assets or shares of Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided further that, for purposes of this clause (xii), if a Person other than the Company is the successor company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property, other assets or shares of Capital Stock of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such successor company;

(xiii) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(xiv) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xv) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness (other than Indebtedness Incurred pursuant to Section 4.03(b)(i) and secured under clause (xviii) of this definition) secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(xvi) Liens (A) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (B) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (C) on Receivables (including related rights), (D) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (E) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers) or arising by reason of contractual relationships with suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract, (F) securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Subsidiary Guarantor, (G) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (H) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (I) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (J) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, or (K) arising in connection with repurchase agreements permitted under Section 4.03 on assets that are the subject of such repurchase agreements;

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(xvii) Liens securing obligations in an aggregate principal amount outstanding at any time which does not exceed the greater of $50 million and 3.0% of Consolidated Total Assets;

(xviii) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with Section 4.03 in an amount not to exceed the greater of (A) the amount of Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(i) and (B) the amount of Indebtedness that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (xviii)), would cause the Consolidated Secured Leverage Ratio to equal (but not exceed) 3.50:1.00;

(xix) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) or other obligations of, or in favor of, any Special Purpose Entity, or in connection with a Special Purpose Financing or otherwise Incurred pursuant to Section 4.03(b)(ix); and

(xx) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings.

For purposes of this definition and determining compliance with Section 4.11, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (xviii) of this definition (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (xviii) of this definition and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

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“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Agreement” means the Purchase Agreement, dated as of September 24, 2015, among the Company, the direct and indirect Subsidiaries of the Company party thereto, as Subsidiary Guarantors, and the representatives of the initial purchasers of the Original Securities, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agency” means Moody’s or S&P or, if Moody’s or S&P or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services on terms that permit the purchase of such goods or services on credit, as determined in accordance with GAAP.

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“Redemption Date”, when used with respect to any Security to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture and such Security.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, exchange, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing,” as used for any purpose in this Indenture, shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided that (i) if the Indebtedness being refinanced is a Subordinated Obligation, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Securities), (ii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (B) fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such Refinancing Indebtedness and (iii) Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 4.03 or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (i) with respect to the Original Securities issued on the Issue Date, the Registration Rights Agreement dated as of October 1, 2015, among the Company, the Subsidiary Guarantors and the representatives of the initial purchasers of the Original Securities and (ii) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities under the related purchase agreement.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Restricted Payment Transaction” means any Restricted Payment permitted pursuant to Section 4.04, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

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“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior ABL Agreement” means the Credit Agreement, dated the Issue Date, among the Company, the other borrowers party thereto from time to time, the lenders and other financial institutions party thereto from time to time, and Wells Fargo Bank, National Association, or one of its Affiliates, as administrative agent and collateral agent thereunder, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements or otherwise), unless such agreement, instrument or other document expressly provides that it is not intended to be and is not a Senior ABL Agreement. Any reference to the Senior ABL Agreement hereunder shall be deemed a reference to each Senior ABL Agreement then in existence.

“Senior ABL Facility” means the collective reference to the Senior ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements, indentures (including this Indenture) or financing agreements or otherwise), unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Facility. Without limiting the generality of the foregoing, the term “Senior ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

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“Senior Credit Facilities” means, collectively, the Senior ABL Facility and the Senior Term Facility.

“Senior Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary other than Subordinated Obligations.

“Senior Term Agreement” means the Credit Agreement, dated the Issue Date, among the Company, the lenders and other financial institutions party thereto from time to time, and Citigroup Global Markets Inc. or one of its Affiliates, as administrative agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or one or more other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Agreement). Any reference to the Senior Term Agreement hereunder shall be deemed a reference to each Senior Term Agreement then in existence.

“Senior Term Facility” means the collective reference to the Senior Term Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or one or more other credit agreements), indentures (including this Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Facility. Without limiting the generality of the foregoing, the term “Senior Term Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

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“Special Purpose Entity” means (i) any Special Purpose Subsidiary or (ii) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

“Special Purpose Financing” means any financing or refinancing of assets consisting of or including Receivables of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

“Special Purpose Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (ii) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (i) it is understood that Special Purpose Financing Undertakings may consist of or include (A) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (B) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (ii) subject to the preceding clause (i), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary” means any Subsidiary of the Company that (i) is engaged solely in (A) the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (B) any business or activities incidental or related to such business and (ii) is designated as a “Special Purpose Subsidiary” by the Company.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

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“Subordinated Obligations” means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Securities or the Subsidiary Guarantee, as applicable, pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means any guarantee of the Securities that may from time to time be entered into by a Restricted Subsidiary of the Company on the Issue Date or thereafter pursuant the terms of this Indenture. As used in this Indenture, “Subsidiary Guarantee” refers to a Subsidiary Guarantee of the Securities.

“Subsidiary Guarantor” means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

“Temporary Cash Investments” means any of the following: (i) any investment in (A) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (B) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (A) any bank or other institutional lender under a Credit Facility or any Affiliate thereof or (B) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) of this definition entered into with a bank meeting the qualifications described in clause (ii) of this definition, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries) with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) of this definition (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended from time to time, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

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“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the Issue Date until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, in each case, except as otherwise provided in Section 9.03.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transactions” means, collectively, any or all of the following: (i) the entry into the Merger Agreement and the consummation of the Mergers and the other transactions contemplated thereby; (ii) the entry into this Indenture, the Purchase Agreement and the Registration Rights Agreement with respect to the Original Securities and the offer and issuance of the Original Securities; (iii) the entry into the Senior Credit Facilities and Incurrence of Indebtedness thereunder by one or more of the Company and its Subsidiaries; (iv) the offer to purchase, the purchase, repurchase, repayment, redemption, defeasance, discharge or other acquisition or retirement for value of, Indebtedness of CD&R Investor Sub and its Subsidiaries in existence on the Issue Date (including any collateralization of letters of credit, surety bonds or other similar instruments) and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

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“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 1, 2018; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such corporate trust officers who shall have direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom a corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” has the meaning given to it in the Preamble hereto until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 4.03(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 4.03(b). Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

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“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, except as described under Section 4.03, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described under Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or if a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligation” means (i) any security that is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (A) or (B) is not callable or redeemable at the option of the issuer thereof, and (ii) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (i) of this definition and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

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SECTION 1.02. Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	4.06(a)(iii)(A)
“Additional Interest”	Security
“Affiliate Transaction”	4.07(a)
“Amendment”	4.05(c)
“Appendix”	2.01
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01(b)
“Definitive Security”	Appendix A
“Depositary”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(a)(iii)(B)
“Exchange Securities”	Preamble
“Global Securities”	Appendix A
“incorporated provision”	11.01
“Initial Agreement”	4.05(c)
“Initial Lien”	4.11
“Initial Securities”	Preamble
“legal defeasance option”	8.01(b)
“Offer”	4.06(b)
“Offer Amount”	4.06(c)(i)
“Offer Period”	4.06(c)(ii)
“Original Securities”	Preamble
“Paying Agent”	2.03(a)
“Permitted Payment”	4.04(b)
“protected purchaser”	2.07
“Purchase Date”	4.06(c)(i)
“Refinancing Agreement”	4.05(c)
“Refunding Capital Stock”	4.04(b)(i)
“Registered Exchange Offer”	Appendix A
“Registrar”	2.03(a)
“Restricted Payment”	4.04(a)
“Reversion Date”	4.12(c)
“Second Commitment”	4.06(a)(iii)(A)
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Subsidiary Guaranteed Obligations”	10.01(a)
“Successor Company”	5.01(a)(i)
“Successor Subsidiary”	5.01(e)(i)(A)
“Suspended Covenants”	4.12(a)
“Suspension Period”	4.12(c)
“Transfer Restricted Securities”	Appendix A

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Term	Defined in Section

“Treasury Capital Stock”	4.04(b)(i)
“Trustee Indemnified Party”	7.07

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Notwithstanding anything herein to the contrary, this Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on this Indenture and the Securities means the Company, the Subsidiary Guarantors and any other obligor on this Indenture and the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless otherwise provided or the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

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(viii) any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(ix) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(x) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(xi) “principal” of a security means the principal of the security plus the premium, if any, payable on the security which is due or overdue or is to become due at the relevant time;

(xii) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(xiii) all references to any amount of “interest” or any other amount payable on or with respect to any of the Securities shall be deemed to include payment of any Additional Interest pursuant to a Registration Rights Agreement, if applicable; and

(xiv) all references to the date the Original Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A hereto (the “Appendix”), which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee’s certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Securities set forth in the Appendix and Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

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SECTION 2.02. Execution and Authentication. One Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $300,000,000 of 6.375% Senior Notes due 2023 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities, in an aggregate principal amount specified in a Company Order. A Company Order delivered to the Trustee in connection with the authentication of Securities under this Section shall specify the amount of Securities to be authenticated and the date on which such Securities are to be authenticated, and in the case of Additional Securities, it shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall maintain a register reflecting ownership of the Securities outstanding from time to time and facilitate transfers of Securities on behalf of the Company. The Paying Agent shall make payments on the Securities on behalf of the Company. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

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(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA (subject to the terms of this Indenture that supersede a non-mandatory provision of the TIA). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) of this Section 2.03(c). The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to 12:00 p.m., New York City time, on each due date of the principal of and interest and Additional Interest (if any) on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and Additional Interest (if any) when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and Additional Interest (if any) on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

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SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a)(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2 of the Securities) interest and Additional Interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

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Every replacement Security is an additional Obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal, interest and Additional Interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

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SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest (including Additional Interest, if any) on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed or otherwise deliver to each Holder in accordance with the applicable procedures of the Depositary (or, if the Securities are then certificated, to each Holder’s registered address) a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP, ISIN and Common Code Numbers. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities.

(a) After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Original Securities, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date. All the Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, supplements, redemptions and offers to purchase; provided, however, that in the event that any Additional Securities are not fungible with the Original Securities for U.S. Federal income tax purposes, such non-fungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Original Securities.

(b) With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

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(i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(ii) the issue price, the issue date and the CUSIP number of such Additional Securities; and

(iii) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit B hereto.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 15 days before the notice of redemption is given to any Holder unless the Trustee consents to a shorter period. Such notice to the Trustee shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled by written notice of the Company to the Trustee at any time prior to notice of such redemption being mailed or otherwise delivered to any Holder pursuant to Section 3.03 and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in accordance with the procedures of the Depositary or, if the Securities are then certificated, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, to the extent practicable. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If the Securities are then certificated and are being redeemed other than on a pro rata basis, the Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail or otherwise deliver to each Holder in accordance with the applicable procedures of the Depositary (or, if the Securities are then certificated, to each Holder’s registered address) a notice of redemption. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of this Indenture.

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The notice shall identify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the redemption price and the amount of accrued interest to the Redemption Date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed (and if other than on a pro rata basis), the identification numbers and principal amounts (which amounts may be stated as a ratio of the amount to be redeemed per $1,000 principal amount outstanding) of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(vii) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities.

Any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(b) At the Company’s request, upon written notice provided to the Trustee at least 40 days prior to the Redemption Date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 and a copy of the proposed notice of redemption to be mailed or otherwise delivered to the Holders.

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SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered pursuant to Section 3.03, Securities called for redemption become due and payable on the Redemption Date, or the Redemption Date as delayed in accordance with Section 3.03(a), and at the redemption price stated in the notice (subject to the satisfaction of any conditions precedent described therein). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, Applicable Premium, if any, and Additional Interest, if any, to, but not including, the Redemption Date; provided, however, that if the Redemption Date is after a regular record date and on or prior to the interest payment date, the accrued interest, Applicable Premium, if any, and Additional Interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 p.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, Applicable Premium, if any, and Additional Interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, Applicable Premium, if any, and Additional Interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered (or if the Security is a Global Security, an adjustment shall be made to the schedule attached thereto).

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ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall duly and punctually pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities in accordance with the terms of the Securities and this Indenture. Principal amount (and premium, if any) and interest and Additional Interest, if any, on the Securities shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company or a Wholly Owned Subsidiary) as of 12:00 p.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest and Additional Interest, if any, then due. Payment of interest and Additional Interest, if any, on the Securities shall be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto, provided, however, that the Company may pay interest and Additional Interest, if any, by mailing a check to the address of the Person entitled thereto as such address shall appear in the Securities register for Definitive Securities only.

The Company shall pay interest on overdue principal (and premium, if any) at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same rate to the extent lawful.

SECTION 4.02. SEC Reports.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with or furnish to the SEC, and furnish to the Trustee and, upon request, Holders and prospective investors in the Securities, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and, upon request, Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA. In addition, to the extent not satisfied by this Section 4.02(a), the Company shall furnish to Holders and prospective investors in the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (as in effect on the Issue Date).

(b) Notwithstanding Section 4.02(a), if the Company has filed or furnished the reports and information referred to in Section 4.02(a) with the SEC via mail or the EDGAR filing system (or any successor thereto) and such reports and information are publicly available, then the Company shall be deemed to have provided and furnished such reports and information to the Trustee and the Holders in satisfaction of the requirement to “furnish” such applicable reports or information as referred to in Section 4.02(a).

(c) Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such reports, information and documents does not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Securities (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with its covenants under this Indenture or with respect to any reports or other documents filed by the Company with the SEC, the EDGAR filing system (or any successor thereto) or any website.

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SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00; provided further, however, that the amount of Indebtedness that may be Incurred pursuant to this Section 4.03(a) by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed an amount at any time outstanding equal to the greater of $50 million and 2.5% of Consolidated Total Assets.

(b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $700 million, plus (B) the amount equal to the greater of (x) $700 million and (y) an amount equal to (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Entities that are Restricted Subsidiaries and then outstanding pursuant to Section 4.03(b)(ix), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with all such refinancings;

(ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that, in the case of this Section 4.03(b)(ii), (x) any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this Section 4.03(b)(ii), (y) if the Company is the obligor on such Indebtedness and the holder of such Indebtedness is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations with respect to the Securities and (z) if a Subsidiary Guarantor is the obligor on such Indebtedness and the holder of such Indebtedness is neither the Company nor a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee; provided further, that nothing in the foregoing clauses (y) or (z) shall prohibit the periodic payment of interest thereon or the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of this Indenture;

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(iii) Indebtedness represented by the Securities (not including any Additional Securities) and the Subsidiary Guarantees, any Indebtedness (other than the Indebtedness Incurred pursuant to Sections 4.03(b)(i) or 4.03(b)(ii)) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness Incurred pursuant to this Section 4.03(b)(iii) or Section 4.03(a);

(iv) Purchase Money Obligations and Capitalized Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto; provided that the aggregate principal amount of such Indebtedness at any time outstanding pursuant to this Section 4.03(b)(iv) shall not exceed an amount equal to the greater of $100 million and 5.0% of Consolidated Total Assets;

(v) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries;

(vi)(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 4.03), or (B) without limiting Section 4.11, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 4.03);

(vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds; provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations Incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), (B) completion guarantees, surety, judgment, appeal, bid or performance bonds, workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations Incurred, in the ordinary course of business, (C) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes), (D) Management Guarantees, (E) the financing of insurance premiums in the ordinary course of business, (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement or (H) Bank Products Obligations;

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(ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (x) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (y) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness shall be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Section 4.03 for so long as such Indebtedness shall be so recourse and (z) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (x), the Company may classify such Indebtedness in whole or in part as Incurred under this Section 4.03(b)(ix);

(x) Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred (including as consideration) in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation); provided that on the date of such acquisition, merger or consolidation, on a pro forma basis after giving effect thereto, either (x) the Company would be permitted to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio of the Company would equal or be greater than the Consolidated Coverage Ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any Indebtedness Incurred pursuant to this Section 4.03(b)(x);

(xi) Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with Section 4.03(a), and any Refinancing Indebtedness with respect thereto; and

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(xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount, together with all other Indebtedness Incurred pursuant to this Section 4.03(b)(xii) and then outstanding, not exceeding an amount equal to the greater of $100 million and 5.5% of Consolidated Total Assets.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.03:

(i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 4.03) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness;

(ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.03(b), the Company, in its sole discretion, shall classify or reclassify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of Section 4.03(b) (including in part under one such clause and in part under another such clause); provided that (if the Company shall so determine) any Indebtedness Incurred pursuant to Section 4.03(b)(xii) shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of Section 4.03(a) from and after the first date on which the Company or any Restricted Subsidiary could have Incurred such Indebtedness under Section 4.03(a) without reliance on Section 4.03(b)(xii);

(iii) in the event that Indebtedness could be Incurred in part under Section 4.03(a), the Company, in its sole discretion, may classify a portion of such Indebtedness as having been Incurred under Section 4.03(a) and thereafter the remainder of such Indebtedness as having been Incurred under Section 4.03(b);

(iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(v) the principal amount of Indebtedness outstanding under any clause of Section 4.03(b) shall be determined on a pro forma basis giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

Notwithstanding anything herein to the contrary, Indebtedness outstanding or otherwise Incurred by the Company on the Issue Date under the Senior Credit Facilities shall be classified as Incurred under Section 4.03(b)(i), and not under Section 4.03(a).

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(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the U.S. Dollar Equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness; provided that (i) the U.S. Dollar Equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (ii) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (A) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (B) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (iii) the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to any Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (A) the Issue Date, (B) any date on which any of the respective commitments under the applicable Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (C) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated in effect on the date of such refinancing.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof or by reason of the Company retaining Capital Stock in respect of tax withholding obligations), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

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(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

(A) 50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 2015 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100.0% of such negative number);

(B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Company) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Company) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

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(C) (x) the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary (including by merger or consolidation of an Unrestricted Subsidiary into the Company or any Restricted Subsidiary), including dividends or other distributions related to dividends or other distributions made pursuant to Section 4.04(b)(vii), plus (y) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); and

(D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Company) of any property or assets received by the Company or a Restricted Subsidiary with respect to all such dispositions and repayments.

(b) The provisions of Section 4.04(a) shall not prohibit any of the following (each, a “Permitted Payment”):

(i)(A) any purchase, redemption, repurchase, defeasance, satisfaction and discharge or other acquisition or retirement of Capital Stock of the Company (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Company, in each case other than Excluded Contributions; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 4.04(a)(3)(B) and (B) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to clause Section 4.04(b)(ix), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;

(ii) any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or the giving of such notice, such dividend or redemption would have complied with Section 4.04(a);

(iii) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

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(iv) payments by the Company to repurchase or otherwise acquire Capital Stock of the Company (including any options, warrants or other rights in respect thereof) from Management Investors (including any repurchase or acquisition by reason of the Company retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments not to exceed in any calendar year an amount equal to $15 million; provided that any cancellation of Indebtedness owing to the Company or any Restricted Subsidiary by any Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $50 million and 3.0% of Consolidated Total Assets;

(vi) payments by the Company to holders of Capital Stock of the Company in lieu of issuance of fractional shares of such Capital Stock;

(vii) dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Cash Equivalents);

(viii) any Restricted Payment pursuant to or in connection with the Transactions;

(ix) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.03;

(x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (A) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with Section 4.03, (B) from Net Available Cash or an equivalent amount to the extent permitted by Section 4.06, (C) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 4.08 and, if required, repurchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing or repaying such Subordinated Obligations or (D) constituting Acquired Indebtedness;

(xi) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding the greater of $50 million and 3.0% of Consolidated Total Assets; and

(xii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant Section 4.03 and would constitute Refinancing Indebtedness;

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provided that (A) in the case of Section 4.04(b)(ii) and Section 4.04(b)(vi), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of Section 4.04(b)(iv), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under Section 4.04(b)(iv) that is in excess of 50.0% of the total amount of Permitted Payments then permitted under Section 4.04(b)(iv) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments, and (D) solely with respect to Section 4.04(b)(v), no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Company, in its sole discretion, may classify or reclassify any Investment or other Restricted Payment as being made in part under one of the clauses or subclauses of this Section 4.04 (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such clauses or subclauses (or, as applicable, clauses or subclauses).

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, shall not be deemed to constitute such an encumbrance or restriction), in each case except any encumbrance or restriction:

(a) pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, this Indenture, the Securities or any Subsidiary Guarantee;

(b) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition from such Person (but not created in contemplation thereof), as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this Section 4.05(b), if a Person other than the Company or a Restricted Subsidiary is the successor company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such successor company;

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(c) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, modifies or replaces, any agreement or instrument referred to in Sections 4.05(a) or 4.05(b) or this Section 4.05(c) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Securities than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

(d) (A) pursuant to any agreement or instrument that restricts in a customary manner the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness or other obligations of the Company or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits, net worth or inventory imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including leases and licenses) in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or (I) pursuant to Hedging Obligations or Bank Products Obligations;

(e) with respect to any agreement for the direct or indirect disposition of Capital Stock, property or assets of any Person, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such sale or disposition;

(f) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary; or

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(g) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.03 (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Securities than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company) or (y) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined in good faith by the Company) and either (1) the Company determines in good faith that such encumbrance or restriction shall not materially affect the Company’s ability to make principal or interest payments on the Securities or (2) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $30 million) in good faith by the Company, whose determination shall be conclusive (including as to the value of all noncash consideration), such determination being made on the date of contractual agreement to such Asset Disposition;

(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $30 million or more, at least 75.0% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; and

(iii) an amount equal to 100.0% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

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(A) first, either (x) to the extent the Company elects (or is required by the terms of any Credit Facility Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash; provided that the Company or such Restricted Subsidiary shall be deemed to have complied with the provisions described in subclause (y) of this Section 4.06(a)(iii)(A) if and to the extent that, within 365 days after the later of the Asset Disposition that generated such Net Available Cash and the date of receipt of such Net Available Cash, the Company has entered into a binding agreement to invest in such Additional Assets with the good faith expectation that such Net Available Cash shall be applied to satisfy such provisions (an “Acceptable Commitment”), and that investment is thereafter completed within 180 days after the end of such 365-day period, or in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary has entered into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination and such Net Available Cash is actually applied in such manner within 180 days from the date of the Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with Section 4.06(a)(iii)(A) (such balance, the “Excess Proceeds”), to make an offer to purchase Securities and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of this Indenture and the agreements governing such other Indebtedness; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with Sections 4.06(a)(iii)(A) and 4.06(a)(iii)(B), to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

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provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Sections 4.06(a)(iii)(A)(x) or 4.06(a)(iii)(B), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further, however, that pending the final application of any such Net Available Cash in accordance with Sections 4.06(a)(iii)(A) or 4.06(a)(iii)(B), the Company or such Restricted Subsidiary may temporarily invest such Net Available Cash in any manner not prohibited by this Indenture.

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this Section 4.06 exceeds $20 million. If the aggregate principal amount of Securities and/or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to Section 4.06(a)(iii)(B) exceeds the Excess Proceeds, the Excess Proceeds shall be apportioned between such Securities and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Securities to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Securities validly tendered and not withdrawn.

For the purposes of Section 4.06(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents; (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days following the closing of such Asset Disposition; (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary; (6) Additional Assets; and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (7), not to exceed an aggregate amount at any time outstanding equal to the greater of $50 million and 2.5% of Consolidated Total Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

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(b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(B), the Company shall be required to purchase Securities validly tendered and not withdrawn pursuant to an offer by the Company for the Securities (the “Offer”) at a purchase price of 100.0% of their principal amount plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the Securities validly tendered and not withdrawn pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Securities, the remaining Net Available Cash shall be available to the Company for use in accordance with Section 4.06(a)(iii)(B) (to repay other Senior Indebtedness of the Company or a Restricted Subsidiary) or Section 4.06(a)(iii)(C), and the amount of Excess Proceeds shall be reset at zero. The Company shall not be required to make an Offer for Securities pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.06(a)(iii)(A)) is less than $30 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition), and the Company shall commence such Offer within 20 days after such Net Available Cash equals or exceeds $30 million. No Security shall be purchased in part if less than the Minimum Denomination in principal amount of such Security would be left outstanding.

(c) (i) Promptly, and in any event within 20 days after the Company becomes obligated to make an Offer pursuant to this Section 4.06, the Company shall be obligated to deliver to the Trustee, and to each Holder in accordance with the applicable procedures of the Depositary (or, if the Securities are then certificated, to each Holder’s registered address), a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(c)(iii) in the event the Offer is oversubscribed) in integral multiples of $2,000 of principal amount or any whole integral multiple of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify (A) that an Asset Disposition that requires the purchase of a portion of the Securities has occurred and that such Holder has the right (subject to prorating) to require the Company to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 100.0% of their principal amount thereof, plus accrued and unpaid interest to the date of purchase (the “Purchase Date”), subject to the right of Holders of record on a record date to receive interest and Additional Interest, if any, on the relevant interest payment date; (B) a Purchase Date not less than 30 days nor more than 60 days after the date of such notice; (C) the instructions determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Securities purchased; and (D) the amount of the Offer (the “Offer Amount”).

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(ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee and each Holder as provided in Section 4.06(c), the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the Offer Amount and information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price, from the amount deposited with it by the Company. In the event that the Offer Amount delivered by the Company to the Trustee (together with any investment earnings received from the investment thereof in Temporary Cash Investments) is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities included in the Offer surrendered by Holders thereof exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Security not so accepted shall be promptly mailed or otherwise delivered by the Company to the Holder thereof in accordance with the applicable procedures of the Depositary (or, if the Securities are then certificated, to such Holder’s registered address).

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(iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $10 million unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $20 million, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 4.07(a) if (A) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (B) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b) Section 4.07(a) shall not apply to:

(i) any Restricted Payment Transaction;

(ii)(A) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer, director, manager or consultant of or to the Company or any Restricted Subsidiary heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (B) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans in the ordinary course of business to any such employees, officers, directors, managers or consultants, (C) any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors, managers or consultants, (D) the payment of reasonable fees to directors of the Company or any of its Subsidiaries (as determined in good faith by the Company or such Subsidiary) or (E) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

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(iii) any transaction between or among any of the Company, one or more Restricted Subsidiaries or one or more Special Purpose Entities;

(iv) any transaction arising out of agreements or instruments in existence on the Issue Date, as such agreements or instruments may be amended, modified, supplemented, extended or renewed from time to time (provided that any such amendment, modification, supplement, extension or renewal taken as a whole is not materially less favorable to the Holders of the Securities than the terms of such agreement or instrument in existence on the Issue Date (as determined in good faith by the Company)); and any payments made pursuant thereto;

(v) any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company;

(vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity;

(vii) the execution, delivery and performance of the CD&R Investment Agreement and the CD&R Registration Rights Agreement;

(viii) the Transactions, all transactions in connection therewith (including the financing thereof), and all fees and expenses paid or payable in connection with the Transactions; and

(ix) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or any capital contribution to the Company.

SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Securities at a purchase price in cash equal to 101.0% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), in accordance with the terms contemplated by Section 4.08(b).

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(b) Unless the Company has exercised its right to redeem all of the Securities as described under Article 3 of this Indenture and Section 5 of the Securities, the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail or otherwise deliver in accordance with the applicable procedures of the Depositary a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence shall have, the right to require the Company to repurchase such Holder’s Securities at a purchase price in cash equal to 101.0% of the principal amount thereof, on the date of repurchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date);

(ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered);

(iii) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased; and

(iv) if such notice is mailed or otherwise delivered prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

No Security shall be repurchased in part if less than the Minimum Denomination in principal amount of such Security would be left outstanding.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the repurchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the Holders entitled thereto.

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(e) Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement that if fully performed would result in a Change of Control is in effect at the time of making of the Change of Control Offer.

(g) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(h) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

(j) If Holders of not less than 90% in aggregate principal amount of the then outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.08(e), repurchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon not less than 30 nor more than 60 days’ prior notice; provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer, to redeem all Securities that remain outstanding following such repurchase at a price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption.

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SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the Company’s fiscal year ending September 30, 2015, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Company that he or she would normally have knowledge of any Default and whether, to the best knowledge of such signer (on behalf of the Company) the Company is in Default (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which such signer may have knowledge. The Company also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10. Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary (other than a Foreign Subsidiary) that Incurs (including by Guarantee) any Indebtedness under the Senior Term Facility (or any Refinancing Indebtedness in respect thereof) or any capital market Indebtedness to execute and deliver to the Trustee, within 30 days thereafter, a supplemental indenture or other instrument pursuant to which such Restricted Subsidiary shall guarantee payment of the Securities, whereupon such Restricted Subsidiary shall become a Subsidiary Guarantor for all purposes under this Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor so to guarantee payment of the Securities and become a Subsidiary Guarantor.

SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Securities or any such Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (a) the release and discharge of the Initial Lien to which it relates, (b) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (c) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company or a Subsidiary Guarantor that is governed by the provisions of Article 5) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

SECTION 4.12. Suspension of Covenants. (a) If on any day following the Issue Date (i) the Securities have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day, subject to the provisions of this Section 4.12, the covenants described in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.10 and 5.01(a)(iii) (collectively, the “Suspended Covenants”) shall be suspended.

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(b) During any period that any covenants have been suspended pursuant to Section 4.12(a), the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with Section 4.04 as if such covenant would have been in effect during such period.

(c) If on any date subsequent to a suspension pursuant to Section 4.12(a) one or both of the Rating Agencies downgrade the ratings assigned to the Securities below an Investment Grade Rating, all the Suspended Covenants shall be reinstated as of and from the date of such rating decline (any such date, a “Reversion Date”), subject to the Company obtaining the requisite ratings set forth in Section 4.12(a) at a subsequent date. The period of time between the suspension of covenants pursuant to Section 4.12(a) and the Reversion Date is referred to as the “Suspension Period.” Upon such reinstatement, all Indebtedness Incurred during the Suspension Period shall be deemed to have been Incurred under Section 4.03(b)(iii). With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments shall be calculated as if Section 4.04 had been in effect prior to, but not during, the Suspension Period. For purposes of Section 4.06, upon the occurrence of a Reversion Date the amount of Net Available Cash not applied in accordance with such Section shall be deemed to be reset to zero. In addition, for purposes of Section 4.07, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reversion Date shall be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 4.05, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the encumbrances or restrictions subject to such Section shall be deemed to have been existing on the Issue Date.

(d) During the Suspension Period, any reference in the definitions of “Permitted Liens” and “Unrestricted Subsidiary” to Section 4.03 or any provision thereof shall be construed as if such Section were in effect during the Suspension Period.

(e) Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of any actions taken by the Company or any Subsidiary (including for the avoidance of doubt any failure to comply with the Suspended Covenants) or other events that occurred during any Suspension Period (or upon termination of the Suspension Period or after that time arising out of events that occurred or actions taken during the Suspension Period) and the Company and any Subsidiary shall be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

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ARTICLE 5

Merger and Consolidation

SECTION 5.01. When Company and Subsidiary Guarantors May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under the Securities and this Indenture by executing and delivering to the Trustee an Officer’s Certificate and a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv) each Subsidiary Guarantor (other than (A) any Subsidiary Guarantor that shall be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (B) any party to any such consolidation or merger, which, in the case of this Section 5.01(a)(iv)(B), Section 5.01(e) shall apply) shall have delivered an Officer’s Certificate and a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that shall be discharged or terminated in connection with such transaction); and

(v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 5.01(a); provided that (A) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (B) no Opinion of Counsel shall be required for a consolidation, merger or transfer described in Section 5.01(d).

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(b) Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with Section 5.01(a), and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 4.03.

(c) Upon any transaction involving the Company in accordance with Section 5.01(a) in which the Company is not the Successor Company, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

(d) Sections 5.01(a)(ii) and 5.01(a)(iii) shall not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (i) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to an entity other than a corporation or (ii) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. Section 5.01(a) shall not apply to (A) any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (B) the Transactions.

(e) No Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless either:

(i)

(A)          the resulting, surviving or transferee Person (the “Successor Subsidiary”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Subsidiary (if not the Subsidiary Guarantor) shall expressly assume all the obligations of the Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Subsidiary Guarantee by executing and delivering to the Trustee an Officer’s Certificate and a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

(B)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Subsidiary or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Subsidiary or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

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(C)          the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 5.01(e); provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clause (ii) and as to any matters of fact, and (y) no Opinion of Counsel shall be required for a consolidation, merger or transfer described in Section 5.01(g); or

(ii) such transaction is made in compliance with Section 4.06.

(f) Upon any transaction involving a Subsidiary Guarantor in accordance with Section 5.01(e) (other than a transaction described in clause (ii) thereof) in which such Subsidiary Guarantor is not the Successor Subsidiary, the Successor Subsidiary shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture and the related Subsidiary Guarantee, and thereafter the predecessor Subsidiary Guarantor shall be relieved of all obligations and covenants under this Indenture and the related Subsidiary Guarantee, except that the predecessor Subsidiary Guarantor in the case of a lease of all or substantially all its assets shall not be released from the Subsidiary Guaranteed Obligations.

(g) Section 5.01(e)(i)(B) shall not apply to any transaction in which the Subsidiary Guarantor consolidates or merges with or into or transfers all or substantially all its properties and assets to an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Subsidiary Guarantor in another jurisdiction or changing its legal structure to a corporation or other entity. Section 5.01(e) shall not apply to any transaction in which any Subsidiary Guarantor consolidates with, merges into or transfers all or part of its assets to the Company or any Subsidiary Guarantor.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs as a result of:

(a) a default in the payment of interest or Additional Interest, if any, on the Securities when the same becomes due and payable, and such default continues for a period of 30 days;

(b) a default in the payment of principal of any Security when the same becomes due and payable, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

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(c) the failure by the Company or any Subsidiary Guarantor to comply with its respective obligations under Section 5.01;

(d) the failure by the Company to comply with any of its obligations under Section 4.08 (other than a failure to repurchase Securities, which constitutes an Event of Default under Section 6.01(b)), and such default continues for a period of 30 days after the notice thereof specified below;

(e) the failure by the Company or any Subsidiary Guarantor to comply with its respective other covenants or agreements contained in the Securities or this Indenture (other than a default referred to in Section 6.01(a) through (d)), and such default continues for a period of 60 days after the notice thereof specified below;

(f) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Company or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $30 million or its foreign currency equivalent; provided that this Default and Event of Default each shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose the Indebtedness that is the basis for such Event of Default has been discharged, the holders of such Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or the default that is the basis for such Event of Default has been cured;

(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

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(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

(i) the rendering of any judgment or decree for the payment of money in an amount (net of amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) in excess of $30 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; or

(j) the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under this Indenture or any Subsidiary Guarantee (other than by reason of the termination of this Indenture or such Subsidiary Guarantee or the release of such Subsidiary Guarantee in accordance with such Subsidiary Guarantee or this Indenture).

The foregoing clauses (a) through (j) shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under Sections 6.01(d) or 6.01(e) shall not constitute an Event of Default until the Trustee or the Holders of at least 30.0% in principal amount of the outstanding Securities notify the Company in writing of the Default (simultaneously sending a copy of such notice to the Trustee, in the case of a notice sent by Holders) and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in such Section after receipt of such notice.

Additionally, a Default under Section 6.01(e) for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate required by this Indenture or the Securities shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

The Company shall deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

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SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30.0% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, any Event of Default arising therefrom is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

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SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(ii) Holders of at least 30.0% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and Additional Interest and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

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SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or a Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and Applicable Premium (if any) and Additional Interest (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and Applicable Premium (if any) and Additional Interest (if any), respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail or otherwise deliver to each Holder in accordance with the applicable procedures of the Depositary (or, if the Securities are then certificated, to each Holder’s registered address) and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

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SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

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(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds to believe that repayment of such funds or expense or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

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(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i) or 6.01(j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Company, any Subsidiary Guarantor or any Holder.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, subject to the following sentence, the Trustee shall mail or otherwise deliver to each Holder in accordance with the applicable procedures of the Depositary notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium, if any, or interest, or Additional Interest, if any, on, any Security, the Trustee may withhold notice if and so long as its Trust Officer in good faith determines that withholding notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each September 15 beginning with September 15, 2016, and in any event prior to November 15 in each year, the Trustee shall mail or otherwise deliver to each Holder in accordance with the applicable procedures of the Depositary a brief report dated as of such September 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing or delivery to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

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SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as agreed by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee and its officers, directors, employees and agents (each, a “Trustee Indemnified Party”) for and from, and hold them harmless against, any and all loss, liability, damages, claims, taxes (other than taxes based on the income of the Trustee) or expense (including reasonable attorneys’ fees) paid or incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability, damage, claim, tax or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith. The Company need not pay for any settlement made without its consent (which consent shall not be unreasonably withheld).

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Interest, if any, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

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(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or otherwise deliver to each Holder in accordance with the applicable procedures of the Depositary a notice of its succession. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

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SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance.
(a) Subject to Section 8.01(c), this Indenture and the Securities shall be discharged and shall cease to be of further effect when:

(i) either

(A)             all Securities theretofore authenticated and delivered (other than (x) Securities that have been lost, stolen or destroyed and that have been replaced or paid as provided in Section 2.07 and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company discharged from such trust, as provided in Section 8.04) have been cancelled or delivered to the Trustee for cancellation; or

(B)             all such Securities not theretofore cancelled or delivered to the Trustee for cancellation:

(x) have become due and payable, or

(y) will become due and payable at their Stated Maturity within one year, or

(z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

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(ii) the Company has irrevocably deposited or caused to be deposited in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire Indebtedness on such Securities not previously cancelled or delivered to the Trustee for cancellation, for principal, premium, if any, interest and Additional Interest, if any, to the date of such deposit (in the case of Securities that have become due and payable), or to the Redemption Date or Stated Maturity, as the case may be (provided that if such redemption shall be pursuant to the fourth paragraph of Section 5 of the Securities, (A) the amount of cash or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated on behalf of the Company by a nationally recognized firm of independent public accountants and (B) the Company must irrevocably deposit or cause to be deposited additional cash in trust on the Redemption Date, as required by Section 3.05, as necessary to pay the Applicable Premium as determined on such date);

(iii) the Company has paid or caused to be paid all other sums then payable under this Indenture by the Company; and

(iv) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 8.01(a) relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (the “legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.11 and the operation of Sections 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) (but, in the case of Sections 6.01(g) and 6.01(h), with respect only to Significant Subsidiaries), 6.01(i) and 6.01(j) and the limitations contained in Sections 5.01(a)(iii), 5.01(a)(iv), 5.01(a)(v) and 5.01(e) (the “covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) (but, in the case of Sections 6.01(g) and 6.01(h), with respect only to Significant Subsidiaries), 6.01(i) or 6.01(j), or because of the failure of the Company to comply with Sections 5.01(a)(iii), 5.01(a)(iv), 5.01(a)(v) or 5.01(e). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee.

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Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Sections 8.01(a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company has irrevocably deposited or caused to be deposited in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof, sufficient (without reinvestment) to pay and discharge the existing Indebtedness on such Securities not previously cancelled or delivered by the Trustee for cancellation, for the principal, premium, if any, and interest and Additional Interest, if any, on, the Securities to the Redemption Date or Stated Maturity, as the case may be (provided that, if such redemption shall be made pursuant to the fourth paragraph of Section 5 of the Securities (x) the amount of cash or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated on behalf of the Company by a nationally recognized firm of independent public accountants, and (y) the Company must irrevocably deposit or cause to be deposited additional cash in trust on the Redemption Date, as required by Section 3.05, as necessary to pay the Applicable Premium as determined on such date);

(ii) no Default or Event of Default (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit or any similar or simultaneous deposit relating to other indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(iii) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture (other than under the Indenture resulting from the borrowing of funds to be applied to make such deposit or any similar or simultaneous deposit relating to other indebtedness, and, in each case, the granting of Liens in connection therewith) or any other material agreement or instrument to which the Company is a party or by which it is bound;

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(iv) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm to the effect that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; provided that such Opinion of Counsel need not be delivered if all Securities theretofore authenticated and delivered (other than (x) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07, and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee in the name, and at the expense, of the Company;

(v) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(vi) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

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Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, interest or Additional Interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantors’ obligations under this Indenture, each Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of, premium on, or interest or Additional Interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without the Consent of Holders. (a) Without the consent of any Holder, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend or supplement this Indenture (including the Subsidiary Guarantees) or any Security:

(i) to cure any ambiguity, mistake, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under this Indenture, any Security or any Subsidiary Guarantee;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

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(iv) to add Guarantees with respect to the Securities;

(v) to secure the Securities and any Subsidiary Guarantee;

(vi) to evidence a successor Trustee;

(vii) to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee or any Lien securing the Securities or any Subsidiary Guarantee when such release, termination or discharge is provided for under this Indenture or the Securities;

(viii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(ix) to provide for or confirm the issuance of Additional Securities or Exchange Securities;

(x) to conform the text of this Indenture, the Securities or any Subsidiary Guarantee to any provision of the Offering Memorandum contained under the heading “Description of Notes;”

(xi) to increase the minimum denomination of Securities to equal the U.S. Dollar Equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Security in part);

(xii) to make any change that does not materially adversely affect the rights of any Holder;

(xiii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise; or

(xiv) to comply with the rules of any applicable depositary.

SECTION 9.02. With the Consent of Holders. (a) Subject to Section 6.07, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend or supplement this Indenture (including the Subsidiary Guarantees) and the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities) and, pursuant to Section 6.04, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Securities) may waive any existing Default or Event of Default or compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Securities or any Subsidiary Guarantee. Notwithstanding the foregoing provisions of this Section 9.02(a), without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

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(i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or extend the time for payment of interest or any Additional Interest on any Security;

(iii) reduce the principal of or extend the Stated Maturity of any Security;

(iv) reduce the premium payable upon the redemption or repurchase of any Security; or change the date on which any Security may be redeemed as described under Article 3 of this Indenture or Section 5 of the Securities;

(v) make any Security payable in money other than that stated in such Security;

(vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Securities; or

(vii) make any change in the amendment, supplement or waiver provisions described in this Section 9.02(a).

(b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

(c) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or supplemental indenture) by the Company and the Trustee.

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(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in Section 9.02 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that all conditions precedent in this Indenture relating to the execution and delivery of such amendment have been complied with.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Guarantee of Each Subsidiary Guarantor. (a) Each Subsidiary Guarantor, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for principal of (premium, if any) or interest or Additional Interest, if any, on the Securities, expenses, fees, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantor being herein called the “Subsidiary Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Subsidiary Guaranteed Obligations of such Subsidiary Guarantor may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any such Subsidiary Guaranteed Obligation.

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The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including any Guarantee by it of any Credit Facility Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(b) (i) Each Subsidiary Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Securities or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Subsidiary Guarantee is made on the Securities, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(ii) Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 10.03) its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Subsidiary Guarantee. Such Subsidiary Guarantee is a guarantee of payment and not of collection. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, subject to this Article 10, (A) the maturity of the obligations guaranteed by its Subsidiary Guarantee may be accelerated as and to the extent provided in Article 6 for the purposes of such Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Subsidiary Guarantee, and (B) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor in accordance with the terms of this Section 10.01 for the purpose of such Subsidiary Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Subsidiary Guaranteed Obligations of any Subsidiary Guarantor or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their obligations under their respective Subsidiary Guarantees or under this Indenture.

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(iii) Until terminated in accordance with Section 10.03, each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(c) Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from the Company or any nonpaying Subsidiary Guarantor that has also Guaranteed the relevant Subsidiary Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(d) Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Subsidiary Guarantee, and the waiver set forth in Section 10.04, are knowingly made in contemplation of such benefits.

(e) Each Subsidiary Guarantor, pursuant to its Subsidiary Guarantee, also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

SECTION 10.02. Continuing Guarantees. (a) Each Subsidiary Guarantee shall be a continuing Guarantee and shall (i) subject to Section 10.03, remain in full force and effect until payment in full of the principal amount of all outstanding Securities (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of the Trustee, the Holders and their permitted successors, transferees and assigns.

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(b) The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Subsidiary Guarantor hereunder and under its Subsidiary Guarantee (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

SECTION 10.03. Release of Subsidiary Guarantees. Notwithstanding the provisions of Section 10.02, Subsidiary Guarantees shall be subject to termination and discharge under the circumstances described in this Section 10.03. Any Subsidiary Guarantor shall automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect:

(i) concurrently with any direct or indirect sale, transfer or other disposition (by merger, consolidation or otherwise) of such Subsidiary Guarantor or any interest therein in accordance with the terms of this Indenture (including Section 4.06 and Section 5.01) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company;

(ii) at any time that such Subsidiary Guarantor is released from all of its obligations (including any Guarantee) in respect of any Indebtedness under the Senior Term Facility (and any Refinancing Indebtedness in respect thereof) and any capital market Indebtedness (it being understood that a release subject to contingent reinstatement is still a release, and that if any such obligation is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to Section 4.10);

(iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor;

(iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary;

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(v) during the Suspension Period, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Subsidiary Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a Subsidiary that is not a Subsidiary Guarantor (it being understood that on a Reversion Date, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary would then be required to provide a Subsidiary Guarantee pursuant to Section 4.10);

(vi) upon the Company’s exercise of its legal defeasance option or its covenant defeasance option or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture; and

(vii) subject to Section 8.06, upon payment in full of the aggregate principal amount of all Securities then outstanding and all other Subsidiary Guaranteed Obligations then due and owing.

In addition, the Company shall have the right, upon 30 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not Incurred (including by Guarantee) any Indebtedness under the Senior Term Facility (or any Refinancing Indebtedness in respect thereof) or any such capital market Indebtedness to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon automatically terminate and be discharged and of no further force or effect.

Upon any such occurrence specified in this Section 10.03, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Subsidiary Guarantee, subject to receipt of an Officer’s Certificate and Opinion of Counsel.

SECTION 10.04. Waiver of Subrogation. Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities and this Indenture or such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Securities are discharged and paid in full. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture.

SECTION 10.05. Notation Not Required. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof.

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SECTION 10.06. Successors and Assigns of Subsidiary Guarantors. All covenants and agreements in this Indenture by each Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

SECTION 10.07. Execution and Delivery of Subsidiary Guarantees. The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.10, and each Subsidiary of the Company that the Company causes to become a Subsidiary Guarantor pursuant to Section 4.10, to promptly execute and deliver to the Trustee a supplemental indenture substantially in the form attached as Exhibit C, or otherwise in form reasonably satisfactory to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article 10. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

SECTION 10.08. Notices. Notice to any Subsidiary Guarantor shall be sufficient if addressed to such Subsidiary Guarantor care of the Company at the address, place and manner provided in Section 11.02.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person, or by recognized overnight courier guaranteeing next-day delivery, or mailed by first-class mail, or by facsimile or electronic transmission, addressed as follows:

if to the Company or any Subsidiary Guarantor:

Beacon Roofing Supply, Inc.

Attention: Joseph Nowicki

505 Huntmar Park Drive

Suite 300

Herndon, Virginia 20170

Facsimile: (703) 437-1919

Email: JNowicki@becn.com

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with a copy to:

Sidley Austin LLP

Attention: Michael Heinz

One South Dearborn

Chicago, Illinois 60603

Facsimile: (312) 853-7036

Email: mheinz@sidley.com

if to the Trustee:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Facsimile: (651) 466-7430

Email: donald.hurrelbrink@usbank.com

Reference: Beacon Roofing 6.375% Senior Notes due 2023

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar or otherwise delivered to each Holder in accordance with the applicable procedures of the Depositary and shall be sufficiently given if so mailed or delivered within the time prescribed in this Indenture, if any.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or otherwise delivered in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it; provided, however, that a notice delivered by facsimile or electronic transmission shall only be effective if such notice is also delivered in person, by recognized overnight courier guaranteeing next-day delivery, or mailed by first-class mail on or before two (2) business days following its delivery by facsimile or electronic transmission.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

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SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(i) a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

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SECTION 11.08. Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period and no Default shall be deemed to occur due to such payment in accordance herewith. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10. No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary thereof, in such capacity, shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of any such obligation or its creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 11.14. USA Patriot Act. The parties hereto acknowledge that in accordance with the USA Patriot Act of 2001, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BEACON ROOFING SUPPLY, INC.

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

BEACON SALES ACQUISITION, INC.

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

BEACON LEADERSHIP ACQUISITION II, LLC

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by
/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions

1.1  Definitions

Capitalized terms used in this Appendix A and not otherwise defined shall have the meanings provided in this Indenture. For the purposes of this Appendix A and this Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” means (a) the 6.375% Senior Notes due 2023 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (b) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“IAI” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period” means, with respect to any Securities, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a shelf registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

1.2  Other Definitions

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Global Security”	2.1(b)
“IAI Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

2. The Securities

2.1 Form and Dating

(a)  The Initial Securities issued on the date hereof shall be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, (A) QIBs and purchasers in reliance on Regulation S and (B) except as set forth below, IAIs in reliance on Regulation D under the Securities Act. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

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(b)  Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the “IAI Global Security”) shall also be issued on the Issue Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the issuance of the Initial Securities on the date hereof. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”; provided that the term “Global Security” when used in Sections 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

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Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2  Authentication. The Trustee shall authenticate and deliver (a) on the Issue Date, an aggregate principal amount of $300,000,000 6.375% Senior Notes due 2023, (b) subject to the terms of this Indenture (including Section 4.03 hereof), any Additional Securities for an original issuance specified in the Company Order pursuant to Section 2.02 of this Indenture and (c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

2.3  Transfer and Exchange. (a)  Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Securities; or

(ii)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A)  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

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(B)  if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

(C)  if such Definitive Securities are being transferred pursuant to an exemption from registration under the Securities Act or in reliance upon an exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to the Company, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, (6) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D to this Indenture or (7) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

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(c)  Transfer and Exchange of Global Securities. (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to this Indenture to the Trustee.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

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(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to this Indenture to the Trustee.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e)  Legend

(i)  Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

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“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES OR IAI NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)  Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii)  After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Security, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Original or Additional Securities in such Registered Exchange Offer.

(vi)  Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

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(vii)  Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or cancelled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Securities

(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest or Additional Interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee

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(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Securities. (a)  A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 120 days of such notice or after the Company becomes aware of such event, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

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(c)  Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES OR IAI NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No.	$__________

6.375% Senior Note due 2023

CUSIP No. ______

ISIN No. _____

Beacon Roofing Supply, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                 Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Security attached hereto) on October 1, 2023.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BEACON ROOFING SUPPLY, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.375% Senior Note due 2023

1. Interest

Beacon Roofing Supply, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest”) shall accrue on this Security in accordance with the terms of the Registration Rights Agreement. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2016. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 1, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, Additional Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, Additional Interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, interest and Additional Interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest or Additional Interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of October 1, 2015 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture.

To guarantee the due and punctual payment of the principal of, and interest and Additional Interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally, irrevocably and unconditionally guaranteed the Subsidiary Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

This Security is redeemable, in whole or in part, at the Company’s option, at any time prior to its Stated Maturity in accordance with the applicable provisions set forth below.

This Security shall be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after October 1, 2018, at the applicable redemption price set forth below. Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC (or, if the Securities are then certificated, to each Holder’s registered address), not less than 30 nor more than 60 days prior to the Redemption Date. The Securities shall be so redeemable at the following redemption prices (expressed as a percentage of principal amount of the Securities to be redeemed), plus accrued and unpaid interest and Additional Interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of each of the years set forth below:

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Year	Percentage
2018	104.781%
2019	103.188%
2020	101.594%
2021 and thereafter	100.000%

In addition, at any time and from time to time prior to October 1, 2018, the Company at its option may redeem up to 35% of the original aggregate principal amount of the Securities (including the principal amount of any Additional Securities), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.375%, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date); provided, however, that if Securities are redeemed, an aggregate principal amount of Securities equal to at least 65% of the original aggregate principal amount of Securities (including the principal amount of any Additional Securities) must remain outstanding immediately after each such redemption. Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC (or, if the Securities are then certificated, to each Holder’s registered address), not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering.

At any time prior to October 1, 2018, Securities may also be redeemed in whole or in part, at any time and from time to time, at the Company’s option, at a price (the “Redemption Price”) equal to 100.0% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Additional Interest, if any, thereon to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date). Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC (or, if the Securities are then certificated, to each Holder’s registered address), not less than 30 nor more than 60 days prior to the Redemption Date.

6. Sinking Fund

The Securities are not subject to any sinking fund.

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7. Notice of Redemption

Notice of any redemption pursuant to Section 5 above shall be delivered in accordance with Section 3.03 of the Indenture (and may be conditional, in accordance with Section 3.03(a) of the Indenture). Securities in denominations of $2,000 or less may be redeemed in whole but not in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest, Applicable Premium, if any, and Additional Interest, if any, on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions specified in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in Section 4.08 of the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Additional Interest, if any, on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

Further, in accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

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11. Unclaimed Money

If money for the payment of principal, interest, Applicable Premium (if any) or Additional Interest (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any), interest and Additional Interest, if any, on, the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Trustee and (as applicable) the Subsidiary Guarantors may amend or supplement the Indenture (including the Subsidiary Guarantees) or the Securities (i) to cure any ambiguity, mistake, omission, defect or inconsistency; (ii) to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under the Indenture, the Securities or any Subsidiary Guarantee; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities and any Subsidiary Guarantee; (vi) to evidence a successor Trustee; (vii) to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee or any Lien securing the Securities or any Subsidiary Guarantee when such release, termination or discharge is provided for under the Indenture or the Securities; (viii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor; (ix) to provide for or confirm the issuance of Additional Securities or Exchange Securities; (x) to conform the text of the Indenture, the Securities or any Subsidiary Guarantee to any provision of the Offering Memorandum contained under the heading “Description of Notes;” (xi) to increase the minimum denomination of Securities to equal the U.S. Dollar Equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Security in part); (xii) to make any change that does not materially adversely affect the rights of any Holder; (xiii) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise or (xiv) to comply with the rules of any applicable depositary.

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14. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Subsidiary Guarantees.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30.0% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder, in such capacity, of the Company, any Subsidiary Guarantor or any Subsidiary thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

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17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: __________________________________ Your Signature: _______________________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF

TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate by a Person who is not an affiliate of the Company occurring prior to the expiration of the period referred to in the last sentence of Rule 144(b)(1)(i) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

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(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements substantially in the form of Exhibit D to the Indenture; or

(7)	☐	pursuant to the exemption provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by
an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[●]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition ☐ Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date: ___________________________________ Your Signature: _____________________________________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]
[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$___________

6.375% Senior Note due 2023

CUSIP No. ______
ISIN No.

Beacon Roofing Supply, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                 Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Security attached hereto) on October 1, 2023.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BEACON ROOFING SUPPLY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

3

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

6.375% Senior Note due 2023

1.	Interest

Beacon Roofing Supply, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2016. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 1, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

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4.	Indenture

The Company issued the Securities under an Indenture dated as of October 1, 2015 (the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture.

To guarantee the due and punctual payment of the principal of, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally, irrevocably and unconditionally guaranteed the Subsidiary Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption

This Security is redeemable, in whole or in part, at the Company’s option, at any time prior to its Stated Maturity in accordance with the applicable provisions set forth below.

This Security shall be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after October 1, 2018, at the applicable redemption price set forth below. Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC (or, if the Securities are then certificated, to each Holder’s registered address), not less than 30 nor more than 60 days prior to the Redemption Date. The Securities shall be so redeemable at the following redemption prices (expressed as a percentage of principal amount of the Securities to be redeemed), plus accrued and unpaid interest to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of each of the years set forth below:

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Year	Percentage
2018	104.781%
2019	103.188%
2020	101.594%
2021 and thereafter	100.000%

In addition, at any time and from time to time prior to October 1, 2018, the Company at its option may redeem up to 35% of the original aggregate principal amount of the Securities (including the principal amount of any Additional Securities), with funds in an aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.375%, plus accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that if Securities are redeemed, an aggregate principal amount of Securities equal to at least 65% of the original aggregate principal amount of Securities (including the principal amount of any Additional Securities) must remain outstanding immediately after each such redemption. Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC (or, if the Securities are then certificated, to each Holder’s registered address), not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering.

At any time prior to October 1, 2018, Securities may also be redeemed in whole or in part, at any time and from time to time, at the Company’s option, at a price (the “Redemption Price”) equal to 100.0% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest thereon to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC (or, if the Securities are then certificated, to each Holder’s registered address), not less than 30 nor more than 60 days prior to the Redemption Date.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of any redemption pursuant to Section 5 above shall be delivered in accordance with Section 3.03 of the Indenture (and may be conditional, in accordance with Section 3.03(a) of the Indenture). Securities in denominations of $2,000 or less may be redeemed in whole but not in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest, Applicable Premium, if any, on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions specified in the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

6

8.	Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in Section 4.08 of the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

Further, in accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.	Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal, interest, Applicable Premium (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

7

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any), interest on, the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Trustee and (as applicable) the Subsidiary Guarantors may amend or supplement the Indenture (including the Subsidiary Guarantees) or the Securities (i) to cure any ambiguity, mistake, omission, defect or inconsistency; (ii) to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under the Indenture, the Securities or any Subsidiary Guarantee; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities and any Subsidiary Guarantee; (vi) to evidence a successor Trustee; (vii) to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee or any Lien securing the Securities or any Subsidiary Guarantee when such release, termination or discharge is provided for under the Indenture or the Securities; (viii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor; (ix) to provide for or confirm the issuance of Additional Securities or Exchange Securities; (x) to conform the text of the Indenture, the Securities or any Subsidiary Guarantee to any provision of the Offering Memorandum contained under the heading “Description of Notes;” (xi) to increase the minimum denomination of Securities to equal the U.S. Dollar Equivalent of €1,000 rounded up to the nearest $1,000 (including for purposes of redemption or repurchase of any Security in part); (xii) to make any change that does not materially adversely affect the rights of any Holder; (xiii) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise or (xiv) to comply with the rules of any applicable depositary.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Subsidiary Guarantees.

8

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30.0% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder, in such capacity, of the Company, any Subsidiary Guarantor or any Subsidiary thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

9

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.	CUSIP and ISIN Numbers

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

 Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

11

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[●]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition ☐ Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

13

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of              , among (i) each of the subsidiaries of Beacon Roofing Supply, Inc. (or its successor), a Delaware corporation (the “Company”), identified as a “New Guarantor” on Schedule I-A hereto (each, a “New Guarantor”), (ii) the Company, (iii) each of the subsidiaries of the Company identified as an “Existing Guarantor” on Schedule I-B hereto (collectively, the “Existing Guarantors”) and (iv) US BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company and the existing Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of October 1, 2015, providing for the issuance of 6.375% Senior Notes due 2023 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors and each other New Guarantor, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

by

Name:
Title:

BEACON ROOFING SUPPLY, INC.

by

Name:
Title:

[EXISTING GUARANTORS]

by

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

by

Name:
Title:

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EXHIBIT D

Form of
Transferee Letter of Representation

[Company]

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[     ] principal amount of the 6.375% Senior Notes due 2023 (the “Securities”) of Beacon Roofing Supply, Inc. (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.   We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.   We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:_________________,

by:___________________________

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